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                              [acme packet logo]
         NUMBER                                          SHARES

    AP                         Acme Packet, Inc.

INCORPORATED UNDER THE LAWS                         CUSIP 004764 10 6
 OF THE STATE OF DELAWARE                  SEE REVERSE FOR CERTAIN DEFINITIONS

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THIS CERTIFIES THAT




is the owner of
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FULL PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER
                                    SHARE OF

--------------------------------Acme Packet, Inc.-----------------------------

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.
     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                Acme Packet, Inc.
                                    CORPORATE
                                      SEAL
    PRESIDENT                         2000                        TREASURER
                                    DELAWARE

COUNTERSIGNED AND REGISTERED:

BY                                                              TRANSFER AGENT
                                                                 AND REGISTRAR

                                                            AUTHORIZED OFFICER